United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: March 17, 2009

Commission File Number: 001-07894

Matrixx Resource Holdings Group, Inc.

Delaware	95-2312900
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

23852 Pacific Coast Hwy, #167, Malibu, CA	90265
(Address of principal executive offices)

11601 Wilshire Blvd. Ste. 500, Los Angeles, CA 90025 (Former address of principal executive offices)

Registrant’s telephone number, including area code: (310) 745-9163

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 8.01 Other Events.

Matrixx Resource Holdings, Inc. has engaged in negotiations to obtain financing for the purpose of acquiring one or more minority interests in Oil and Gas properties. In addition, Matrixx will use the proceeds to complete its audits and furnish the Company’s annual reports for the fiscal 2007 and 2008.

The Company is currently preparing its quarterly and annual reports. Once complete and audited, Matrixx will submit the reports on the EDGAR system and become compliant in the Company’s reporting requirements. Matrixx then anticipates its common stock will become eligible to be reinstated on the OTC Bulletin Board. Concurrently, Matrixx has identified and is working on acquiring minority interests in Oil and Gas properties. Information on these properties will be announced at a later date when the information becomes available.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

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Registrant

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Signatures
Catherine A. Thompson, CFO, Director

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Date